UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

     On December 2, 2004, the Registrant’s Board of Directors approved increases in the annual retainer paid to non-employee members of the Board of Directors. The increases will become effective on January 1, 2005 and are as follows:

•	All outside directors will receive an annual retainer of $25,000, an increase of $5,000 from the current $20,000 annual retainer.

•	The Chair of the Finance and Audit Committee will receive an additional $20,000 annual retainer. The Chair had previously received only the annual retainer paid to all outside directors.

•	The Chairs of the Compensation and Management Development Committee and the Corporate Governance Committee will each receive an additional $10,000 annual retainer. The Chairs had previously received only the annual retainer paid to all outside directors.

•	The members of the Finance and Audit Committee (other than the Chair) will each receive an additional $5,000 annual retainer. These directors had previously received only the annual retainer paid to all outside directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.

By:	/s/ Anne Marie Cook Anne Marie Cook Vice President, Chief Corporate Counsel

Date: December 15, 2004